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                                                                   EXHIBIT 10.51

                                    AGREEMENT

            Made and entered into as of the 29th day of January 2001

                                     between

                   YEDA RESEARCH AND DEVELOPMENT COMPANY LTD.
                      of P.O.Box 95, Rehovot 76100, Israel
                                    ("YEDA")

                                       and

                          ADVANCED VIRAL RESEARCH CORP,
                 a company duly incorporated and existing under
                       the laws of the state of New York,
                        of 200 Corporate Boulevard South
                             Yonkers, NY 10701, USA
                                 ("THE COMPANY")

WHEREAS the Company has developed new formulations for its pharmaceutical composition Product-R, sometimes known under the Registered Trademark RETICULOSE, and new uses thereof; and

WHEREAS in the course of research at the Department of Immunology at the Weizmann Institute of Science (hereinafter the "Institute"); Prof. Irun Cohen and Ofer Lider, Ph.D. (hereinafter "the Scientists") have developed IN VIVO and IN VITRO systems to evaluate immunological effects of Product-R (RETICULOSE (R)) in models of inflammation ("the Systems"); and

WHEREAS the Company is interested in evaluating the effect of its proprietary compound Product-R in these Systems; and

WHEREAS subject to the terms and conditions of this Agreement, YEDA is willing to procure, and the Company is willing to finance, the performance of the study in accordance with the study plan attached hereto marked Appendix A (hereinafter "the Study" and "the Study Plan"), under the supervision of the Scientists; and

WHEREAS YEDA declares that pursuant to an Agreement between YEDA, the Institute, the Scientists, and other employees of the Institute, the rights, title and interest, in and to the Study and the Study results, otherwise vesting in the institute and its employees (including the Scientists) vest and shall vest in YEDA.




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NOW THEREFORE, IN CONSIDERATION OF THE MUTUAL PROMISES, COVENANTS AND
UNDERTAKINGS HEREIN, THE PARTIES HEREBY AGREE AS FOLLOWS:


1. PERFORMING THE STUDY AND THE RESEARCH

1.1. In consideration for the sums paid to YEDA by the Company pursuant to Clause 2 below and subject to the Company's provision to the Scientists of Product-R and data and information relating to Product-R, as required for the Study, YEDA undertakes to procure the performance of the Study in accordance with the Study Plan at the Institute under the supervision of the Scientists.

1.2. The Study shall be performed for the period of twelve (12) months commencing on February 1, 2001 (hereinafter "Study Period").

1.3. Should, during the Study Period, the Scientist(s) or either of them cease to be available for the supervision of the conduct of the Study, such cessation shall not constitute a breach of this Agreement by YEDA. YEDA shall promptly notify the Company in writing and shall endeavor to find from the scientists of the Institute a replacement scientist(s) of equal qualifications, but no undertaking to find such a scientist(s) is taken by YEDA. Should YEDA find a replacement, it will submit the name to the Company for approval which approval will not be unreasonably withheld. Should no replacement scientist acceptable to the Company be found within sixty (60) days of the Scientist's/Scientists' ceasing to supervise the Study, the Company shall be entitled, by written notice to YEDA, to terminate the Agreement which shall become effective upon delivery to YEDA. Upon termination YEDA shall arrange to gather the Data (as such term is hereinafter defined) in any and all media and relating to the work done on the Study and will promptly assign all rights thereto to the Company and deliver all such data to the Company.

1.4. It is hereby agreed by the parties hereto that nothing contained in this Agreement shall be construed as a warranty or obligation on the part of YEDA that the Data (as such term is hereinafter defined), the information, or any other results deriving from the performance of the Study are or will be of any commercial or practical value and YEDA makes no warranties whatsoever in respect of such results.

1.5. YEDA covenants and agrees that it will not make any other use of Product-R during the term of the Agreement and for five (5) years after its terminating for any reason other than the Study, unless Product-R is in the public domain.

1.6 YEDA covenants and agrees that it will not make Product-R or have it made for any purposes, unless Product-R is in the public domain, or Product-R is licensed to YEDA.






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2. FUNDING THE STUDY

         In addition to supplying the Scientists with Product-R and data and information relating to Product-R, the Company agrees and undertakes to pay YEDA US$118,000 (One Hundred and Eighteen Thousand United States Dollars), as follows:

         (a) US$30,000 (Thirty Thousand United States Dollars) upon execution of this Agreement;

         (b) US$30,000 (Thirty Thousand United States Dollars) upon the expiry of (4) months of the Study Period;

         (c) US$30,000 (Thirty Thousand United States Dollars) upon the expiry of (8) months of the Study Period; and

         (d) US$28,000 (Twenty Eight Thousand United States Dollars) within seven (7) days after the Company accepts the final report required in sub-clause
4.1. below.

         (e) In the event that this Agreement is terminated for any reason whatsoever, the amount (A) to which YEDA is entitled to under this Agreement shall be determined by the following equation:

         A= 118,000 x Days Agreement has been in effect/365

and if YEDA has not received such amount by the date of termination the Company shall promptly pay YEDA the difference between the amount (A) and the amount actually paid to YEDA by the termination date; and if YEDA has received more than the amount (A), YEDA shall promptly return to the Company the difference between the amount actually paid YEDA and the amount (A).

         All payments pursuant to this Agreement shall be made by direct wire transfer to YEDA's bank account, the details of which YEDA shall notify the Company.

3. COMPANY INFORMATION AND CONFIDENTIALITY

3.1. Should in the course and solely for the purposes of the Study, the Company furnish the Scientist with the Company proprietary information it shall record it in writing or other actual form and attach it to this Agreement as Appendix B (hereinafter "the Information"). The Information and the Data (hereinafter defined) including any and all intellectual property rights therein, shall remain the sole property of the Company and shall be kept in strict confidence and shall be used by the Scientist solely for the purpose of this Agreement.

         Information shall not include information that:

         (a) is at the time of disclosure in the public domain;

         (b) becomes part of the public domain thereafter other than through a violation by the Scientists or his/their personnel of this obligation of confidentiality;

         (c) the Scientists(s) can prove, by written evidence submitted to the Company within thirty (30) days of the Scientist being hired for the project, to be known to him or his/their personnel or independently developed by him or his personnel prior to such disclosure;




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         (d) was received from a third party not in violation of any confidentiality obligation of such third party to the Company.

3.2. Notwithstanding the aforegoing, it is agreed:

         (a) that YEDA/the Scientists may disclose to its/their employees or others who are engaged in the performance of the Study such confidential Information and/or the Data necessary for the fulfillment of the undertakings under this Agreement, provided that he shall bind such personnel with the same undertaking of confidentiality;

         (b) that nothing in this Clause 3 shall be deemed to prevent YEDA or the Scientist(s) or the Institute from disclosing confidential Information or Data to a legally competent authority legally requiring such disclosure or for the purpose of this Agreement. In such case YEDA, the Institute or the Scientist shall inform such authority of the confidential nature of the information and/or Data, thus informing the Company of any such disclosure; and

         (c) that YEDA shall have the right to allow the Scientists to publish articles relating to the Study results in scientific publications as long as such publications do not include the Information and further, provided that such publications shall not take place unless the text thereof has been submitted to the Company at least thirty (30) days in advance of submission of the article, for publication so as to give the Company a reasonable opportunity to review said articles in order to ensure that no such Information is included. If the Company for any reason determines that publication of an article will be adverse to the Company's interests, including its interest in obtaining a patent anywhere in the world, it shall so inform YEDA and YEDA shall refuse the Scientists permission to publish said article until the Company gives its consent or half a year from the day on which the Company first informed YEDA of its objection to such publication has passed, whichever first occurs. This Clause 3 shall survive the termination of this Agreement.

4. REPORTING

4.1. YEDA shall procure the submission by the Scientists of a semi annual report containing the data obtained in the form of figure graphs or tables, within thirty (30) days of the expiry of a six months period of the Study Period and of a final report to the Company within thirty (30) days of the end of the Study Period. The final report will correctly and accurately contain all the results accrued in the performance Study in accordance with the Study Plan for the purpose of the Study (hereinafter "the Data"). The final report shall also correctly and accurately contain a description of the methods, processes and techniques (hereinafter "methods") employed in the Study and to the extent that said methods are based on information imparted to YEDA by ADVR, said methods are included in the definition of Data and are owned by the Company, and all right, title and interest in all other of said methods will be held by YEDA, subject, however, to the provisions in Clause 7 below.

4.2. The Company shall have the right during the course of the Study Period to arrange for three of its employees to visit the Scientists' laboratories for additional information (if any) and





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explanations, in order to discuss the Study, its results, procedures, etc. in detail, with the Scientists and members of their team involved in the Study, provided that all such discussions shall take place with the prior written consent of the Scientists, which shall not be unreasonably withheld, further provided that such visits shall take place during normal business hours and shall not unreasonably interfere with the conduct of the Study and any other work being carried out by the Scientists.

5. THE COMPANY'S CONFIDENTIALITY OBLIIGATIIONS

5.1. The Company undertakes to keep confidential any information, that is not Data, delivered or disclosed to it by the Scientists, their personnel and/or YEDA.

5.2. The undertaking of secrecy shall not apply to any information that:

         (a) is at the time of disclosure in the public domain;

         (b) becomes part of the public domain thereafter other than through a violation by the Company of this obligation of confidentiality;

         (c) the Company can prove by documentary evidence submitted to YEDA within thirty (30) days of receipt of such data or information to be known to it or independently developed by it prior to such disclosure;

         (d) was received from a third party, not in violation of any confidentiality obligation of such third party to the Company.

5.3. Notwithstanding the aforegoing, it is agreed that the Company may disclose to its employees such confidential information necessary for the fulfillment of the undertakings under this Agreement, provided that it shall bind such employees in writing with the same undertaking of confidentiality.

5.4. The Company shall not make mention of the name of the Institute, the names of the Scientists or YEDA, including without limitation, in any advertising publication or promotional material, without YEDA's prior written consent, which will not be unreasonably withheld. However, the Company shall have the right to identify YEDA and the Scientist(s) as the source of Data in any submission to the U.S.F.D.A. or other agency of the U.S. or any foreign nation provided the regulations of said agency require the identification of the laboratory or Scientist(s) who generated such Data.

5.5. Nothing in this Clause 5 shall be deemed to prevent the Company from disclosing YEDA's confidential information to a legally competent authority legally requiring such disclosure or for the purpose of this Agreement. In such case the Company shall inform such authority of the confidential nature of the Information and prior to making such disclosure shall notify YEDA of such a requirement.

5.6. This Clause 5 shall survive the termination of this Agreement.



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6. TITLE

6.1. All right and title and interest in and to the Data shall vest exclusively in the Company.

6.2. Any and all discoveries, ideas and inventions conceived, originated or developed in the performance of the Study during the Study Period by the Scientists and/or those engaged in or involved in the Study, not being the Data, shall vest exclusively in YEDA.

6.3. This Clause 6 shall survive the termination of this Agreement.

7. EXCLUSIVE LICENSE TO COMPANY

7.1. YEDA does hereby grant to the Company an exclusive license, royalty free, to use any and all methods, processes and techniques employed in this Study that are not included in the definition of the Data to the extent that such use relates to Product-R, any method of making Product-R, and any method of using Product-R. Any application of said methods, processes and techniques that does not relate to Product-R, its method of making or using is not included in the aforesaid license but is the sole and exclusive property of YEDA, the Weizmann Institute or their designees, as provided in Clause 4.1. above.

7.2. Inventions resulting from the performance of the Study, not included in the Data, as abovesaid in Clause 6.2., shall be included in the reports to be delivered by the Scientist(s) to the Company in accordance with Clause 4.1. above. The Company is hereby granted an exclusive option during a period of ninety (90) days as of the date of each such report to negotiate with YEDA in good faith, an Agreement for the use of any such invention for uses not included in the royalty free exclusive license granted in Clause 7.1. above.

8. INDEMNITY

8.1. YEDA, the Institute, their trustees, directors, officers and employees ("the Indemnities') shall not be liable for any claims, demands, liabilities, costs, losses, damages or expenses (including legal costs and attorney's fees) of whatever kind caused to or suffered by any person or entity (including without limitation to the Company) that directly or indirectly arise out of or result from the use of the Data or any part thereof, by the Company or any person acting in the name or on behalf of the Company.

8.2. The Company shall defend, indemnify and hold harmless the Indemnities and those engaged in the Study, from and against any loss, damage, liability and expense arising out of or resulting from any use made by the Company of the Data or any other Study results or any part thereof, including INTER ALIA, information included in reports submitted by YEDA or the Scientists.




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9. GOVERNING LAW

         The terms of this Agreement and the obligations of the parties hereto shall be governed by and construed in accordance with the laws of the State of Israel and the courts of Israel shall have the exclusive jurisdiction over the parties and any dispute arising thereunder except that YEDA may bring suit against the Company also in jurisdiction outside Israel in which the Company has its business places.

10. PAYMENTS

         All amounts paid pursuant to this Agreement shall bear the VAT prescribed by Israel law.

11. MISCELLANEOUS

11.1 Neither party may assign in whole, or in part, any of its rights or obligations under this Agreement, without the prior written consent of the other.

11.2. This Agreement, including the exhibits, is the entire Agreement between the parties as to the subject matter contained herein and supersedes all other Agreements, oral and written, heretofore made between the parties. Any amendment hereto must be in writing and signed by an authorized representative of the parties. Should any portion of this Agreement be held invalid, or unlawful, the remainder of this Agreement shall continue to, be binding on both parties.

11.3. YEDA and the Scientist are independent contractors and are not agents, employees or legal representatives of the Company, and are not authorized to do business in the Company's name or to obligate the Company in any way.

11.4. Section titles or captions contained herein are for reference only and shall not be considered in construing this Agreement.

11.5. The waiver by either party of any breach or alleged breach of any provision hereunder shall not be construed to be a waiver, of any concurrent, prior or succeeding breach of said provision or any other provision herein.

12. NOTICES

12.1. Notices to be given hereunder shall be given, if available, by Telecopier or as required by subclause 12.2. If notices are sent by Telecopier, it shall be deemed to have been served 24 hours after transmission.

12.2. Any other notices to be given hereunder shall be served on a party by prepaid express registered letter (or nearest equivalent) to its address given herein or such other address as may from time to time be notified for this purpose and any notice so served shall be deemed to have been served seven (7) days after the time at which it was posted and in providing such service it shell be sufficient to prove that the notice was properly addressed and posted.



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13. TERMINATION

13.1. Unless previously terminated in accordance with the provisions of this Agreement, this Agreement shall terminate upon receipt by the Company of the final report required in subclause 4.1., which approval shall not be unreasonably withheld.

13.2. Without derogating from the parties' rights hereunder or by law to any other or additional remedy or relief, it is agreed that either YEDA or the Company may terminate this Agreement by serving a written notice to that effect on the other upon or after the commitment of a material breach hereof by the other. If the breach cannot be cured, the termination takes effect upon receipt of notice. If the breach is curable, it shall take effect thirty (30) days after notice unless it has been cured within thirty (30) days (or in the case of failure by the Company to pay any amount due by the Company to YEDA pursuant to or in connection with this Agreement on or before due date of payment, thirty
(30) days after receipt of a written notice from the other party in respect of such breach, and in such event this Agreement shall be terminated forthwith upon receipt of notice as aforesaid.

13.3. Any amount payable hereunder by the Company to YEDA, that has not been paid within fifteen(15) days of due date of payment, shall bear interest from its due date of payment until the date of actual payment, at the U.S. prime rate prevailing at the time.

13.4. The termination of this Agreement for any reason shall not relieve the parties of any obligations that shall have accrued prior to such termination.

13.6. The undertakings included in Clauses 3, 5, 6, 8 shall survive the termination of this Agreement.

IN WITNESS WHEREOF, THE PARTIES HAVE EXECUTED THIS AGREEMENT AS OF THE DATE FIRST ABOVE WRITTEN.


/s/ SHALOM Z. HIRSHMAN , M.D.               /s/ DR. ISAAC SHARIV, C.E.O.
- -----------------------------------         ------------------------------------
ADVANCED VI'L RESEARCH                      YEDA RESEARCH AND
CORPORATION                                          DEVELOPMENT CO. LTD.

         The undersigned Scientists, as defined in this Agreement, having read the said Agreement, each agree to its terms and undertake to cooperate with the parties in the performance of this Agreement and to perform the obligations of the scientist(s) as specified therein.

/s/ IRUN R. COHEN                           /s/ OFER LIDER
- -----------------------------------         ------------------------------------
Prof. Irun R. Cohen                         Ofer Lider, Ph.D.




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